As filed with the Securities and Exchange Commission on December 15, 2005
Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

VINEYARD NATIONAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	33-030917 (I.R.S. Employer Identification No.)

9590 Foothill Boulevard
Rancho Cucamonga, California 91730
(Address of Principal Executive Offices, Including Zip Code)

VINEYARD NATIONAL BANCORP
2005 RESTRICTED SHARE PLAN and
2004 RESTRICTED SHARE PLAN and
2003 RESTRICTED SHARE PLAN
(Full Titles of the Plans)

Norman A. Morales
President and Chief Executive Officer
Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, California 91730
(Name and Address of Agent for Service)

(909) 987-0177
(Telephone Number, Including Area Code, of Agent for Service)
____________

Copy to:

Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037
(202) 457-6000
_____________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, no par value	512,500 shares (2)	$30.69	$15,728,625	$1,683

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the highest and lowest quoted selling prices of the Registrant’s common stock reported on the Nasdaq National Market on December 12, 2005, a date within five business days of the date on which this registration statement was filed.

(2) Based on the number of shares of common stock of the Registrant reserved for issuance upon the vesting of restricted stock awards granted under the Registrant’s 2005 Restricted Share Plan, 2004 Restricted Share Plan and 2003 Restricted Share Plan (collectively, the "Plans"), together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Employees and directors of Vineyard National Bancorp (the “Registrant”) participating in the 2005 Restricted Share Plan, 2004 Restricted Share Plan and the 2003 Restricted Share Plan (collectively, the “Plans”), as applicable, may obtain a copy of the Plans or the documents incorporated by reference in Item 3 of Part II below, at no cost, by writing or telephoning the Registrant at: 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, (909) 987-0177, Attention: Corporate Services. These documents are also incorporated by reference in the prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 10, 2005.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

(c) The description of the Registrant’s common stock contained in the Registrant’s Form S-4, filed with the Commission pursuant to Sections 12(b) and 12(g) of the Exchange Act, on July 26, 1990.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article VI Indemnification of Directors, Officers, Employees and other agents contained in the Registrant’s Bylaws states:

The Corporation shall, to the maximum extent permitted by the California General Corporation law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an ‘agent’ of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venturer, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

Section 317 of the California Corporations Code provides for indemnification of an agent of the corporation in proceedings or actions. This code section provides for indemnification of officers and directors of a corporation under certain specified conditions including indemnification against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person who was unlawful.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Common Stock Certificate (1)
5.1	Opinion of Patton Boggs LLP regarding the legality of the Common Stock being registered.
10.1	Vineyard National Bancorp 2003 Restricted Share Plan (2)
10.2	Form of 2003 Restricted Share Award Agreement (3)
10.3	Vineyard National Bancorp 2004 Restricted Share Plan (4)
10.4	Form of 2004 Restricted Share Award Agreement (3)
10.5	Vineyard National Bancorp 2005 Restricted Share Plan (5)
10.6	Form of 2005 Restricted Share Award Agreement (6)
23.1	Consent of Vavrinek, Trine, Day & Co., LLP
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page of this Registration Statement).
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(1) Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988 filed with the Commission.
(2) Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004 filed with the Commission on November 10, 2004.
(3) Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on March 10, 2005.
(4) Incorporated by reference from the Registrant’s Proxy Statement for an annual meeting held on May 22, 2003 filed with the Commission on April 14, 2003.
(5) Incorporated by reference from the Registrant’s Proxy Statement for an annual meeting held on May 25, 2005 filed with the Commission on April 18, 2005.
(6) Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005 filed with the Commission on August 1, 2005.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculations of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on December 15, 2005.

VINEYARD NATIONAL BANCORP

By:/s/ Norman A. Morales
Norman A. Morales
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Norman Morales and Gordon Fong, and each of them severally, as his or her attorney-in-fact to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement and any subsequent Registration Statement filed pursuant to Rule 462 under the Securities Act, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date
/s/ Frank S. Alvarez Frank S. Alvarez	Chairman	December 15, 2005
/s/ David A. Buxbaum David A. Buxbaum	Director	December 15, 2005
/s/ Charles L. Keagle Charles L. Keagle	Director	December 15, 2005
/s/ Joel H. Ravitz Joel H. Ravitz	Director	December 15, 2005

/s/ James G. Lesieur III James G. Lesieur III	Director	December 15, 2005
/s/ Norman A. Morales Norman A. Morales	President, Chief Executive Officer and Director (principal executive officer)	December 15, 2005
/s/ Gordon Fong Gordon Fong	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Common Stock Certificate (1)
5.1	Opinion of Patton Boggs LLP regarding the legality of the Common Stock being registered.
10.1	Vineyard National Bancorp 2003 Restricted Share Plan (2)
10.2	Form of 2003 Restricted Share Award Agreement (3)
10.3	Vineyard National Bancorp 2004 Restricted Share Plan (4)
10.4	Form of 2004 Restricted Share Award Agreement (3)
10.5	Vineyard National Bancorp 2005 Restricted Share Plan (5)
10.6	Form of 2005 Restricted Share Award Agreement (6)
23.1	Consent of Vavrinek, Trine, Day & Co., LLP
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page of this Registration Statement).
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(1) Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988 filed with the Commission.
(2) Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004 filed with the Commission on November 10, 2004.
(3) Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on March 10, 2005.
(4) Incorporated by reference from the Registrant’s Proxy Statement for an annual meeting held on May 22, 2003 filed with the Commission on April 14, 2003.
(5) Incorporated by reference from the Registrant’s Proxy Statement for an annual meeting held on May 25, 2005 filed with the Commission on April 18, 2005.
(6)  Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005 filed with the Commission on August 1, 2005.